Exhibit 10.1

ELECTRONIC ARTS INC.
FORM OF NONQUALIFIED STOCK OPTION GRANT
2000 EQUITY INCENTIVE PLAN

     Electronic Arts Inc., a Delaware corporation, (the “Company”) hereby grants to the individual named above (the “Optionee”), a non-qualified stock option grant (the “Option”) under the Company’s 2000 Equity Incentive Plan (the “Plan”), to purchase the total number of shares set forth below of common stock of the Company (the “Option Shares”) at the exercise price set forth below (the “Exercise Price”). The Option is subject to all the terms and conditions of this Nonqualified Stock Option Grant including the terms and conditions in the attached Appendix A (the “Grant”) and the Plan, the provisions of which are incorporated herein by reference. The principal features of the Option are as follows:

Number of Option Shares:	Exercise Price:
Date of Grant:	Expiration Date:
Vest Start Date:

[FOR NEW DIRECTOR GRANTS: Subject to the terms and conditions of the Plan and the Grant, this Option will first vest and become exercisable as to two percent (2%) of the Option immediately on the date of grant set forth above (the “Date of Grant”) and as to an additional two percent (2%) of the Option on the first day of each calendar month beginning after the Date of Grant. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination. Only vested Options may be exercised.]
[FOR ONGOING DIRECTOR GRANTS: Subject to the terms and conditions of the Plan and the Grant, this Option will first vest and become exercisable as to 100% of the underlying Option Shares, on the earlier of (i) the [NEXT YEAR’S] Annual Meeting of Stockholders or (ii) 12 months from Vest Start Date. Optionee may then exercise the option with respect to vested Option Shares at any time until expiration or cancellation.]
        PLEASE READ ALL OF APPENDIX A WHICH CONTAINS THE SPECIFIC TERMS AND
CONDITIONS OF THE OPTION.
ELECTRONIC ARTS INC.

Stephen G. Bené
Senior Vice President, General Counsel
ACCEPTANCE:
        Optionee hereby acknowledges that a copy of the Plan and a copy of the Prospectus as amended are available upon request from the Stock Administration department. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option and that Optionee should consult a tax advisor prior to such exercise.

Appendix A
ELECTRONIC ARTS INC.
Nonqualified Stock Option (the “Option”) Terms and Conditions (Director)
Under the 2000 Equity Incentive Plan
1.          Form of Option Grant. Each Option granted under the Plan shall be evidenced by a Stock Option Grant (the “Grant”) in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan. Grants may be evidenced by paper copy or electronic copy.
2.          Date of Grant. The date of grant of the Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Copies of the Plan and Prospectus can be obtained by contacting the Stock Administration Department. Delivery may be made either by paper copy or electronically.
3.          Exercise Price. The exercise price of the Option shall be determined by the Committee on the date the Option is granted.
4.          Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.
5.          Restrictions on Exercise. Exercise of the Option is subject to the following limitations:
               (a) The Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.
          (b) The Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise.
          (c) The Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended (the “Code”), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of the Option.
6.          Cancellation of Option.
          (a) Except as provided in this section, the Option shall be cancelled in whole if Optionee ceases to be a member of the Board of Directors of the Company (a “Board Member”) and may not be exercised to the extent cancelled. If the Optionee ceases to be a Board Member for any reason except by death or disability, the Option, to the extent it is exercisable by the Optionee on the date on which the Optionee ceases to be a Board Member (the “Termination Date”), may be exercised by the Optionee within three (3) months after the Termination Date, but in no event later than the Expiration Date;
          [ADDED IN 2004: (b) If the Optionee ceases to be a Board Member because of the Retirement of the Optionee, as defined below, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee at any time prior to the earlier of (i) expiration of sixty (60) months from the Termination Date, and (ii) the Expiration Date. For the purposes of this Paragraph 6(b), “Retirement” means voluntary resignation as a Board Member by Optionee if Optionee’s age added to Optionee’s years of Service with the Company equals or exceeds sixty (60) years and Optionee has at least ten (10) years of service with the Company. For the purposes of this Paragraph 6(b), “Service” means term from date of election to the Board to Termination Date.]
           (c) If the Optionee ceases to be a Board Member because of the death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve months after the Termination Date, but in any event no later than the Expiration Date.
          (d) Notwithstanding the provisions in subsection 6(a) above, if (i) the Optionee ceases to be a Board Member, and (ii) options transactions are not permitted due to the “trading window” (as described in the Company’s Policy on Securities Trades by Electronic Arts Personnel) being closed at the time the Optionee ceases to be a Board Member and remains closed during the entire Post-Termination Exercise Period (thereby preventing the immediate resale of Shares acquired upon exercise of the Option), then the Option, to the extent it is exercisable on the Termination Date, shall remain exercisable until ten (10) days after the date the Optionee is notified by the Company that the “trading window” has been opened; provided, however, that no Option will be exercisable later than the Expiration Date.
7.          Manner of Exercise.
          (a) The Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors of the Company, which shall set forth the Optionee’s election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.
          (b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or (iii) a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration.
          (c) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any applicable federal, state, or provincial withholding obligations of the Company.
          (d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee’s legal representative.
8.          Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of such issuance or transfer.
9.          Transferability of Option. This Option may be transferred for estate or tax planning purposes only, provided that with respect to transfers of options for which the company will, in its reasonable option, forego or defer a tax deduction upon exercise of such option, Optionee may transfer a maximum under all Company option grants, options representing 100,000 shares. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.
10.          Tax Consequences. Set forth below is a brief summary as of the date the form of grant was adopted of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Prospectus for the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
          (a) Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
          (b) Disposition of the Shares. For federal tax purposes, if the Shares are held for less than twelve (12) months after the date of transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on the disposition of the Shares will be treated as a short-term capital gain. If the Shares are held for more than twelve (12) months any such gain will be treated as long-term capital gain.
11.          Authority of the Board and the Committee. Any dispute regarding the interpretation of the Grant shall be submitted by Optionee, Optionee’s employer, or the Company, forthwith to the Board or the Committee, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Optionee, Optionee’s employer, and/or the Company.
12.          Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A and the Plan available upon request from the Stock Administration department and also accessible electronically is incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

ELECTRONIC ARTS INC.
STOCK OPTION EXERCISE NOTICE AND AGREEMENT
Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA 94065
Attention: Stock Administrator
          1.          Exercise of Option. The undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase shares of the Common Stock (the “Option Shares”) of Electronic Arts Inc. (the “Company”) pursuant to the following grant (the “Grant”):

Plan:	Grant No.:

Date of Grant:	No. of Option Shares to be purchased:

          2.          Representations of Optionee. The Optionee hereby acknowledges, represents, and warrants that the Optionee has received, read, and understood the Plan and the Grant; and will abide by and be bound by the respective terms and conditions.
          3.          Compliance with Securities Laws. The Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed, as they are in effect on the date of exercise. The Optionee agrees to cooperate with the Company to ensure compliance with such laws.
          4.          Stop Transfer Notices. The Optionee understands and agrees that the Company may issue appropriate “stop transfer” instructions to its transfer agent to ensure compliance with any restrictions on transfer required by applicable laws or regulations.
          5.          Tax Consequences. THE OPTIONEE UNDERSTANDS THAT THE OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE OPTIONEE’S PURCHASE OR DISPOSITION OF THE OPTION SHARES. THE OPTIONEE REPRESENTS THAT THE OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) THAT THE OPTIONEE DEEMS NECESSARY IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES; AND THAT THE OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.
          6.          Payment. The Optionee herewith delivers to the Company the aggregate exercise price of the Option Shares that the Optionee has elected to purchase. In addition to the aggregate exercise price, the Optionee herewith delivers to the Company the amount of, or has made adequate provisions for, the withholding of applicable income tax, social insurance, and other taxes.
          7.          Cashless Exercise. If the cashless method of exercise is used, payment of the aggregate exercise price shall be made through a special sale and remittance procedure pursuant to which the Optionee provides irrevocable instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income tax, social insurance, and other taxes required to be withheld by the Company by reason of such exercise; and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
          8.          Entire Agreement. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.
          9.          Governing Law. This Exercise Notice and Agreement, the Non-Qualified Stock Option Grant, and the Plan shall be governed by, and subject to, the laws of the State of California, United States, except for that body of law pertaining to conflicts of laws.

OPTIONEE		ELECTRONIC ARTS INC.
By	:	By	:
Name	:	Name	:	Stephen G. Bené
		Title	:	Senior Vice President, General Counsel
Date	:	Date	: